UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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QLIK TECHNOLOGIES INC.

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Email to Qlik Employees

I am pleased to share with you today some exciting news about the future of Qlik, and our plans to begin the next chapter in our incredible journey. And I have no doubt that our future will be bright, and filled with exciting new opportunities and challenges.

Today we announced we have entered into an agreement to be acquired by Thoma Bravo, a leading technology-focused private equity firm. You can read today’s press release (http://investor.qlik.com/releasedetail.cfm?ReleaseID=973980) and please plan to attend a Town Hall with me and members of the X Team later this morning. A separate invitation will be sent shortly.

With a purchase price of $30.50 per share, Qlik is valued at approximately $3.0 billion, which demonstrates the tremendous value we have created together over the past several decades. As with transactions of this nature, the agreement is subject to stockholder approval, certain regulatory approvals and other customary closing conditions. With the closing of this transaction we will become a private company, which we expect to occur in the third quarter of 2016.

This is a major milestone in our efforts to grow our business and build upon the great foundation we’ve created together. Going private will position us exceptionally well and gives us added flexibility to continue to develop industry-leading solutions and products to our customers – which will help us continue to grow as a company.

Thoma Bravo is one of the most experienced and successful private equity firms in the United States, providing financial, strategic and operating support to businesses and their management teams. They are deeply knowledgeable about our industry and recognize the value that Qlik delivers– a platform that lets our customers see the whole story that lives within their data.

Throughout this process, the X team and I have come to know the Thoma Bravo team well, and we are fully confident that they are the right partner for Qlik both strategically and culturally. They have the highest praise for our team members, our innovation and the reputation we’ve earned in the market. They are now eager to partner to achieve even greater success.

I know there are questions about what this means for you and the future of Qlik going forward. While we will seek to answer all of your questions in the coming days and weeks, what’s most important now is that we move forward as one team, appreciate the incredible opportunity ahead of us.

What makes Qlik special is not going away nor are our business drivers: to win new business, expand our operating margin and accelerate profitability. Please share your enthusiasm and reassure our customers, partners and all stakeholders that Qlik is creating value for the long term and today’s news is just another step in our ongoing journey.

Thanks for your continued commitment. I am especially proud that this team has not been distracted by the media speculation over the past several months. You have continued to deliver with both focus and results.

Now let’s build the next exciting chapter together!

Lars

QLIK ANNOUNCES AGREEMENT TO BE ACQUIRED BY THOMA BRAVO FOR $30.50 PER SHARE

Transaction Valued at Approximately $3.0 Billion

Purchase Price Represents 40% Premium to Unaffected Stock Price

Radnor, PA – June 2, 2016 – Qlik (NASDAQ: QLIK) (the “Company”), a leader in visual analytics delivering intuitive solutions for self-service data visualization and guided analytics, today announced that, following a review of strategic alternatives, it has entered into a definitive agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC in an all-cash transaction valued at approximately $3.0 billion. The agreement was unanimously approved by Qlik’s board of directors.

Under the terms of the agreement, Qlik shareholders will receive $30.50 in cash for each share of Qlik common stock they hold. This price represents a premium of 40% to the Company’s unaffected 10 day average stock price prior to March 3, 2016 of $21.83.1

“We believe the proposed transaction is in the best interest of Qlik’s shareholders and provides the Company with additional flexibility to execute our strategic plan as we continue to diligently provide customers with the premier products and services they have come to expect,” said Lars Björk, Chief Executive Officer of Qlik. “Thoma Bravo recognizes the value that Qlik delivers– a platform that lets our customers see the whole story that lives within their data. Thoma Bravo has an excellent track record of investing in outstanding technology businesses for the long-term, and I am confident our employees, customers and partners will greatly benefit from our partnership with them.”

“We look forward to partnering with the Qlik team as they continue to grow their platform-based approach to business intelligence (BI) and analytics,” said Orlando Bravo, a managing partner at Thoma Bravo. “As the need for analytic solutions grows, Qlik is well-positioned to continue to drive innovation and lead the market.”

“Qlik’s platform blends best-in-class associative analytics and visualizations with data governance, scalability and interoperability,” said Seth Boro, a managing partner at Thoma Bravo. “We are excited by Qlik’s product roadmap and confident that we can apply our experiences working with market-leading software companies to accelerate Qlik’s growth and market share across all geographies.”

[1]	An activist shareholder filed a 13-D announcing an investment in Qlik on March 3, 2016.

Qlik will maintain its corporate headquarters in Radnor, Pennsylvania and continue to service its customers globally led by its existing executive team. The proposed transaction is expected to close in the third quarter of 2016, subject to approval by Qlik’s shareholders and regulatory authorities and the satisfaction of customary closing conditions.

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Qlik and Skadden, Arps, Slate, Meagher & Flom LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP are serving as its legal advisors. Goldman, Sachs & Co. is serving as exclusive financial advisor to Thoma Bravo and Kirkland & Ellis LLP is serving as its legal advisor. Ares Capital Corporation (NASDAQ: ARCC) is serving as the administrative and collateral agent, joint lead arranger and joint bookrunner for the $1.075 billion unitranche credit facility in support of the acquisition. Ares Capital Management is leading the syndication. Additional joint lead arrangers include Golub Capital LLC, TPG Specialty Lending, Inc. and Varagon Capital Partners, LP.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 39,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations, invest in growth initiatives and make accretive acquisitions. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $16.0 billion of equity commitments. More information about Thoma Bravo can be found at www.thomabravo.com.

Additional Information and Where to Find It

In connection with the transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.qlik.com/) or by writing to the Company’s Secretary at 150 N. Radnor Chester Road, Suite E220, Radnor, Pennsylvania 19087.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 30, 2016 and the Annual Report on Forms 10-K for the fiscal year ended December 31, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the potential timing and benefits of a transaction, the value and effectiveness of Qlik’s products, the introduction and timing of product enhancements or additional products, Qlik’s growth, expansion and market leadership and the expected completion and timing of the acquisition transaction and other information relating to the transaction, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to, (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

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© 2016 QlikTech International AB. All rights reserved. Qlik®, Qlik Sense®, QlikView®, QlikTech®, Qlik® Cloud, Qlik® DataMarket, Qlik® Analytics Platform, Qlik® Qonnectors and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

Contacts

For Qlik:

Investor Contact

Brett Pollack, (646) 561-0906

Brett.Pollack@qlik.com

Media Contacts

Maria Scurry, (617) 658-5317

Maria.Scurry@qlik.com

OR

Sard Verbinnen & Co

Andrew Cole / John Christiansen / Lindsay Andrews

(212) 687-8080 or (415) 618-8750

qlik-svc@sardverb.com

For Thoma Bravo:

Media Contact

LANE

Jeff Segvich

(503) 546-7870

jeff@lanepr.com

Thoma Bravo Acquisition and Partnership June 2, 2016

Deal Terms Today Qlik announced we have entered into an agreement to be acquired by Thoma Bravo, a leading technology-focused private equity firm, for $30.50 per share in cash. The transaction values Qlik at approximately $3.0 billion. The transaction is subject to stockholder approval, certain regulatory approvals and other customary closing conditions. We expect the transaction to close by the end of the third quarter, at which point Qlik will become a private company. Thoma Bravo recognizes the value we bring to our customers – and going private will give us the added flexibility to improve upon our BI platform that lets our customers see the whole story that lives within their data.

Thoma Bravo is a successful technology-focused PE firm with a particular focus on investments in application software, infrastructure software and technology-enabled services sectors. 30+ year history of providing equity and strategic support to experienced management teams and working constructively with existing teams to grow the companies in their investment portfolio. Thoma Bravo has offices in Chicago and San Francisco and currently manages a series of private equity funds representing about $16 billion of equity commitments. Our management team has come to know the Thoma Bravo team well, and we fully believe that they are the right strategic and cultural fit for Qlik.

This is a significant and exciting event in Qlik’s history, and it is important to realize that this is the next step on our journey to an even stronger future. We will continue to provide updates and additional details as we move through customary closing conditions and regulatory approvals and towards closing the transaction. This is the first step in a process that will take several months to formally close, and until then it is business as usual here. It is important that we all remain completely committed to our responsibilities, our customers and our plan of winning new business and improving our profitability. Please share your enthusiasm and reassure our customers, partners and all stakeholders that Qlik is building value for the long term. Moving Forward

Questions

Thank You

Legal Disclaimer This Presentation contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of Qlik's products, the introduction of product enhancements or additional products, Qlik’s partner and customer relationships, and Qlik's growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik's results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "predicts," "plan," "expects," "anticipates,“ “see,” "believes," "goal," "target," "estimate," "potential," "may", "will," "might," "could," and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks and uncertainties more fully described in Qlik's publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this presentation represent Qlik's views as of the date of this presentation. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik's views as of any date subsequent to the date of this presentation.  This Presentation should be read in conjunction with Qlik's periodic reports filed with the SEC (SEC Information), including the disclosures therein of certain factors which may affect Qlik’s future performance. Individual statements appearing in this Presentation are intended to be read in conjunction with and in the context of the complete SEC Information documents in which they appear, rather than as stand-alone statements. This presentation is intended to outline our general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features or functionality described for our products remains at our sole discretion. © 2015 QlikTech International AB. All rights reserved. Qlik®, QlikView®, QlikTech®, and the Qlik logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.